Exhibit 10.33

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement, which includes terms of repayment and interest rate (“Agreement”), is made as of July ___, 2016 by and between HITACHI CAPITAL AMERICA CORP., a Delaware corporation having offices at 800 W. University Drive, Rochester, Michigan 48307 (“HCA”) and Boxlight Inc., a Washington corporation, (“Borrower”) whose principal place of business and chief executive office is located at 1045 Progress Circle, Lawrenceville, GA 30043.

RECITALS

A.	Borrower desires to borrow, from time to time, certain sums of money from HCA on the terms and conditions set forth below;

B.	HCA is willing to lend such sums to Borrower; and

C.	The repayment of the loan(s) will be governed by this Agreement and secured by all assets of the Borrower.

In consideration of the mutual promises and covenants contained in this Agreement, and in reliance upon the representations and warranties contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the parties agree as follows:

1. DEFINITIONS:

In this Agreement and in the Collateral Documents (unless the context requires a contrary definition or unless the same shall be defined therein, in which latter event, the definitions shall be cumulative and not exclusive), the following words, phrases, and expressions shall have the respective meanings attributed to them, to be equally applicable to both the singular and plural forms, unless the plural form is the term so defined. Any accounting terms used in this Agreement unless otherwise indicated, shall have the meanings customarily given to them in accordance with GAAP.

1.1 “Account” or “Account Receivable” shall have the meaning ascribed to such terms under the Uniform Commercial Code, and, without limiting the foregoing, shall also mean and include any and all other forms of obligations now owned or hereafter arising or acquired by Borrower evidencing any obligation for payment for goods of any kind, nature, or description sold or leased or services rendered, and all proceeds of any of the foregoing.

1.2 “Account Debtor” shall mean any party liable to Borrower for the payment of an Account.

1.3 “Agreement” shall mean this Loan and Security Agreement, and all amendments, modifications, extensions and renewals.

1.4 “Borrowing Certificate” shall mean the Borrowing Certificate furnished to HCA by Borrower pursuant to Section 8.11(b) which shall be substantially in the form of Exhibit B hereto.

1.5 “Business Days” shall mean each weekday on which HCA is open during HCA’s normal course of business.

1.6 “Collateral” shall mean any and all of the following now or hereafter owned by Borrower or which Borrower has any interest or which is owned by others, or others pledging same to HCA pursuant to this Agreement or to any of the Collateral Documents, including but not by way of limitation thereof:

(a) all Accounts Receivable and/or Accounts, cash, documents, chattel paper, certificates of deposit, instruments, contract rights, general intangibles, goodwill, patents, tradenames, trademarks, copyrights, licenses, brands, trade secrets, customer lists, route lists, computer software, report catalogs, choses in action, notes, drafts, acceptances, tax refunds, claims under Chapter 5 of the Bankruptcy Code, judgments, sums due and any other form of obligation requiring the payment of money to Borrower, and any claim by Borrower for any of the foregoing;

(b) all Inventory, goods, merchandise, products, supplies, commodities, raw materials, finished goods and work in process;

(c) all Equipment, including all machinery, furniture, fixtures, trade fixtures, tools, dies, leasehold improvements, furnishings, and titled vehicles and all repossessions and returns of any of the foregoing;

(d) all other property (real, personal, tangible, intangible, or any combination thereof) of Borrower, including, monies, deposit, accounts, claims and credit balances;

(e) all property, collateral or security described in the Collateral Documents;

(f) all commercial tort claims, including, but not by way of limitation, those listed on Schedule 1.5(f);

(g) all accessions, accessories, parts, attachments, additions, substitutions and replacements of any of the foregoing, used or intended for use in connection with any of the foregoing; and

(h) all proceeds, products, proceeds of hazard insurance, proceeds of eminent domain proceedings and condemnation awards arising from or relating to all of the foregoing, now or hereafter owned or claimed by Borrower or others pledging same to HCA pursuant hereto or pursuant to the Collateral Documents.

1.7 “Collateral Documents” shall mean any and all documents, instruments, notes, agreements, and written memoranda, referred to in this Agreement or executed in connection herewith or therewith, now or hereafter existing, and specifically, but not by way of limitation, those documents identified in Section 6.

1.8 “Consistent Basis” shall mean, in reference to the application of GAAP that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding periods.

1.9 Corporate Guarantor” shall mean Boxlight Corporation.

1.10 “Default” shall mean and shall exist upon the occurrence of any breach, omission, violation, misstatement, non-observance or non-performance by Borrower or Guarantor of any representation, warranty, covenant, term, condition, obligation, provision or undertaking under this Agreement or any of the Collateral Documents, including, but not limited to, Borrower’s failure to pay any Indebtedness immediately on demand by HCA.

1.11 “Eligible Account Receivable” shall mean each Account of Borrower arising in the ordinary course of business and represented by an invoice of Borrower, which invoice is due and owing to Borrower, is free of any dispute and which invoice shall have all conditions precedent thereto completely fulfilled. Excluded from an Eligible Account Receivable is any Account which meets any of the following:

(a) any Account that is unpaid more than ninety (90) days after the date of the invoice;

(b) any Account which does not comply with the warranties set forth in Section 7.10;

(c) any Account in which the Account Debtor is a parent, subsidiary or an affiliate of Borrower; and

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(d) all Accounts due from any one Account Debtor which HCA determines to be in excess of an acceptable percentage of the total outstanding Accounts of Borrower;

(e) all Accounts due from any Account Debtor from whom twenty five (25%) percent or more of the total accounts of said Account Debtor remain unpaid more than ninety (90) days after the date of the invoice;

(f) any Account in which the Account Debtor is the United States government, unless the transaction is in compliance with the Assignment of Claims Act of 1940, or any foreign government, non-United States company, or a United States company located outside of the United States;

(g) any Account arising as a result of a sale to the Account Debtor on a bill-and-hold, guaranteed sale, C.O.D., sale-and-return, sale-on-approval, consignment or any other situation where payment by the account debtor may be conditional;

(h) any Account which is a contra account, including but not limited to, any Account from an Account Debtor who is also Borrower’s creditor or supplier, to the extent of the amount owing by Borrower to the Account Debtor;

(i) any Account subject to third party lien rights, including but not limited to builder’s trust fund or mechanics liens; or

(j) any Account or Account Debtor that is unacceptable to HCA in its sole discretion.

1.12 “Eligible Inventory” shall mean Inventory of the Borrower which meets the following criteria in the sole discretion of HCA:

(a) Ownership: It is owned by Borrower free of all encumbrances and security interests, and is not Inventory subject to a purchase money security interest or Inventory held by Borrower on consignment;

(b) Other Financing: No financing statement is on file covering it or its products or proceeds, except in favor of HCA, and HCA shall have received a Landlord’s Consent, in accordance with Section 6.4, satisfactory to HCA, from the owner of the premises where the Inventory is located;

(c) Documents: If it is represented or covered by documents of title, Borrower is the owner of the documents free of all encumbrances and security interests;

(d) Condition: It is in good condition and in case of goods held for sale, it is new and unused and saleable in the ordinary course of business (except as HCA may otherwise consent in writing). Any inventory held for over twelve (12) months shall automatically be deemed not in good condition;

(e) Location: It is located at Borrower’s address set forth above;

(f) Type: It is raw material or finished goods;

(g) Value: It is valued at the lower of cost or market value; and

(h) Discretion: It is Inventory that is acceptable to HCA in its sole discretion.

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1.13 “Equipment” shall have the meaning ascribed to such term under the Uniform Commercial Code, and without limiting the foregoing, shall also mean and include all goods, equipment, furniture, fixtures, trade fixtures, leasehold improvements, machinery, tools, contrivances and other items of personal property (other than Inventory) of every kind and description, and wheresoever located, together with all additions, attachments, accessions, parts, replacements, substitutions and renewals thereof or therefore, and all proceeds of any of the foregoing, now owned or hereafter acquired by any party, person or entity pledging same to HCA.

1.14 “Fraud Guarantor” shall mean J. Mark Elliott, Sheri L. Lofgren and Henry F. Nance, jointly and severally.

1.15 “GAAP” shall mean those generally accepted accounting principles set forth in Opinion of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, or which have other substantial authoritative support and are applicable in the circumstances as of the date of the report.

1.16 “Guarantor” shall mean Corporate Guarantor together with Fraud Guarantor.

1.17 “Indebtedness” shall mean and include by way of example, but not by way of limitation:

(a) the Loan, and all loans, indebtedness, expenses and liabilities of Borrower and/or Guarantor to HCA whether arising under this Agreement, any of the Collateral Documents, or any other agreement of whatsoever kind, nature and description, primary or secondary, direct, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever evidenced or acquired, and whether joint, several, or joint and several; and

(b) all present and future Money Advances made by HCA in connection with the Loan, or any loan and the Collateral Documents, or otherwise, and whether made at HCA’s option or otherwise, and the Loan and all notes now or hereafter executed or existing in connection herewith, and interest accrued thereon, from time to time; and

(c) all future advances made by HCA for the protection or preservation of HCA’s rights and interests in the Collateral, or arising under this Agreement or the Collateral Documents, including, but not by way of limitation, advances for taxes, levies, assessments, insurance or maintenance of the Collateral, and reasonable attorneys fees; and

(d) all costs and expenses, including without limitation reasonable attorneys’ fees, incurred by HCA in connection with or arising out of the protection, enforcement or collection of the Indebtedness and expenses incurred in answering general legal issues involving the Borrower; and

(e) all costs and expenses incurred by HCA in connection with, or arising out of, the sale, disposition, liquidation or other realization including, but not by way of limitation, the taking, retaking or holding, and all proceedings (judicial or otherwise) of the Collateral, including, without limitation, reasonable attorneys’ fees.

1.18 “Inventory” shall have the meaning ascribed to such term under the Uniform Commercial Code, and without limiting the foregoing, shall also mean and include all goods, merchandise, products and commodities, held, acquired or processed by Borrower and intended for sale or lease, and all raw materials, goods in process and finished goods and supplies of every nature used or usable in connection with the processing, shipping and sale thereof, regardless of where the same may be situated, kept or stored, and whether now owned or hereafter acquired by Borrower, and all of the proceeds of any of the foregoing.

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1.19 “Line of Credit Loan Base” shall mean a dollar amount equal to the sum of

(a) the lesser of EIGHTY (80%) PERCENT of the aggregate Eligible Accounts Receivable; plus

(b) the lesser of: (I) THIRTY (30%) PERCENT of aggregate Eligible Inventory; (ii) SEVENTY-FIVE (75%) PERCENT of the amount available to borrow under Section 1.19(a); or (iii) 1,125,000 that shall reduce by $187,500 per month beginning on September 1, 2016 until all advances on Eligible Inventory are eliminated;

provided, however, that in no event shall the Line of Credit Loan Base be greater than the Maximum Commitment.

The Line of Credit Loan Base shall be computed daily. Ineligible Accounts Receivable are generally to be determined once per month based on the most recent Accounts Receivable Aging Report and Accounts Payable Aging Report but may be determined more frequently in HCA’s sole discretion. Ineligible Inventory is to be determined at such times as HCA deems necessary, generally once per month, but it may be determined more frequently in HCA’s sole discretion.

1.20 “Loan” shall mean the Line of Credit Loan as set forth in Section 2, and any Money Advances made thereunder.

1.21 “Maximum Commitment” shall mean TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) DOLLARS.

1.22 “Money Advance” shall mean a loan or disbursement of money by HCA, or any other advance of credit by HCA, including, but not limited to, amounts for the payment of interest, fees and expenses of Borrower under the Loan, or any loan.

1.23 “Permitted Encumbrance” shall mean and include any of the existing agreements and obligations set forth or described on Exhibit A attached hereto and made a part hereof, if any, without increase, amendment, modification, extension thereto, or refinancing thereof. If Exhibit A is left blank, no Permitted Encumbrances shall exist.

1.24 “Person” shall mean, by way of example but not by way of limitation, an individual, partnership, limited partnership, corporation, limited liability company, trust, unincorporated organization, entity, government, governmental agency or governmental subdivision.

1.25 Schedule of Invoices” shall mean the Schedule furnished to HCA by Borrower pursuant to Section 8.11(b) which shall be substantially in the form of Exhibit A hereto.

1.26 “Subordinated Debt” shall mean any and all indebtedness presently or in the future incurred by Borrower to the Subordinating Creditor. All such indebtedness shall be subordinated to the Indebtedness due HCA, pursuant to Section 6.3 hereof.

1.27 “Tangible Net Worth” shall mean, as of the date of determination, total assets less total liabilities less the sum of (i) the aggregate amount of non-trade Accounts Receivable and notes receivable, including receivables from affiliated or related Persons; (ii) goodwill; (iii) any other asset which would be treated as an intangible asset under GAAP; plus (iv) Subordinated Debt.

1.28 “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of Michigan, and except as otherwise expressly provided all other terms used, but not defined in this Agreement, shall have the meanings assigned to them in Article 9, or absent a definition in Article 9, in any other Article of the Uniform Commercial Code.

1.29 “WSJ Prime Rate” shall mean that rate nominated as the Prime Rate published and defined in the Wall Street Journal distributed in the Metropolitan Detroit area, as such rate shall vary from time to time, upwards and downwards. For purposes of determining the WSJ Prime Rate for any given day, reference shall be made to the effective date with respect to such Prime Rate as set forth in the Wall Street Journal for such date or the prior banking day if such date is not a banking day, without reference to the actual date such Prime Rate was published or reported therein.

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2. LOAN COMMITMENT:

Subject to the terms and conditions contained herein, and upon the condition that no Default shall exist, HCA agrees that it shall make Money Advances under the Loan pursuant to the following commitment:

2.1 Line of Credit Loan Commitment:

(a) Use of Proceeds: Borrower agrees to use the proceeds of the Loan, which is due and payable on demand, to pay down accounts payable owing to Everest Display, Inc.; and the balance, if any, to be used solely as working capital.

(b) Commitment to Lend: Subject to the terms and conditions contained in this Agreement, and upon the condition that no Default exists, including, but not limited to, the fact that demand has not been made by HCA, and further provided all conditions precedent, including, but not limited to, those conditions set forth in Sections 7.10, 7.11, 8.11(b) and 14, have been met as of the date of any request for a Money Advance, HCA agrees that it shall, from time to time, make Money Advances to Borrower pursuant to the terms of this Agreement.

(c) Line of Credit Limitation: Notwithstanding the loan commitment made in Section 2.1(b), at no time shall the aggregate of all Money Advances outstanding exceed the Line of Credit Loan Base. Any Money Advances outstanding in excess of the Line of Credit Loan Base shall be immediately repaid to HCA by Borrower, without demand, notice or presentment.

2.2 Interest Rate and Repayment Terms

(a) Interest Rate: The interest rate for the Loan shall be at a per annum rate equal to one and three quarters percent (1.75%) in excess of the WSJ Prime Rate. The interest rate shall change with each change in the WSJ Prime Rate.

(b) Default Interest Rate: During any period(s) of Default, or after the due date, or after acceleration of maturity, the outstanding Indebtedness amount shall bear interest at a rate equal to six percent (6%) per annum greater than the interest rate otherwise charged hereunder.

(c) Payments: On the first day of each month commencing August 1, 2016 and continuing on the same day of each month thereafter, Borrower shall make monthly payments of interest only on the Loan. The Indebtedness shall be paid in full on demand.

Advances of principal, repayment, and readvances may be made from time to time upon the terms provided in this Agreement, but HCA, in its sole discretion, may refuse to make advances or readvances hereunder while a Default exists.

(d) Prepayment: All payments received shall, at the option of HCA, first be applied against accrued and unpaid interest and fees and the balance against the outstanding Indebtedness. Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower’s assumption of these risks.

(e) Limitation on Interest Rate: Nothing herein or any transaction related thereto, shall be construed or so operate as to require the Borrower to pay, or to be charged, interest at a greater rate than the maximum allowed by the applicable law relating to this Agreement. Should any interest, or other charges, charged, paid or payable by the Borrower in connection with this Agreement, or any other document in connection herewith, result in the charging, compensation, payment or earning of interest in excess of the maximum allowed by applicable law, then any and all such excess shall be and the same is hereby waived by HCA, and any and all such excess paid shall be automatically credited against and in reduction of the Indebtedness. If HCA shall determine that the interest rate (together with all other charges or payments related hereto that may be deemed interest) stipulated under this Agreement is, or may be, usurious or otherwise limited by law, the unpaid balance of this Loan, with accrued interest at the highest rate permitted to be charged by stipulation in writing between HCA and Borrower, at the option of HCA, shall immediately become due and payable.

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(f) Late Charges: If any required payment is not made within ten (10) days after the date it is due, then, at the option of HCA, a late charge of not more than six cents for each dollar of the payment overdue may be charged.

(g) No Waiver of Default: Acceptance by HCA of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be a Default. Upon any Default, neither the failure of HCA promptly to exercise its right to declare the outstanding Indebtedness and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of HCA to demand strict performance of any other obligation of the Borrower or any other person who may be liable hereunder shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of the Borrower or any other person who may be liable hereunder.

2.3 Commitment Fee: Borrower will pay to HCA a non-refundable Commitment Fee in the amount of EIGHTEEN THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($18,750) for the extension of the Loan, which fee has been fully earned by HCA.

2.4 Service Fee: Borrower shall pay to HC a service charge of: (a) SIXTY-SEVEN TEN THOUSANDTH OF ONE PERCENT (0.0067%) each day on the face value of each Eligible Accounts Receivable advanced by HC, beginning the date HC advances on the Eligible Accounts Receivable and ending the date HC applies payment in accordance with Section 3.2, and (b) ONE AND ONE-HALF PERCENT (1.50%) each ten days on the face value of each Eligible Accounts Receivable advanced by HC, beginning at ninety days from the date HC advances on the Eligible Accounts Receivable and ending the date HC applies payment in accordance with Section 3.2 ; and (c) ONE QUARTER OF ONE (0.25%) PERCENT of the monthly average Indebtedness outstanding on the portion of the Line of Credit Loan Base related to Eligible Inventory from the preceding month as a service fee (the “Service Fee”) commencing on the first (1st) day of July, 2016 and continuing on the first (1st) day of each month thereafter until Borrower has no Indebtedness outstanding and this Agreement is terminated as provided herein.

2.5 Documentation Fee: Borrower has paid to HCA a fee (“Documentation Fee”) in the amount of One Thousand ($1,000) Dollars for the issuance of this Agreement, which fee has been fully earned by HCA.

2.6 Reserves against Availability: HCA may establish reserves against the Money Advances which Borrower is otherwise entitled to borrow under Section 2.1 in such amounts and with respect to such other matters as HCA, in its sole discretion deems necessary or appropriate.

2.7 Late Reporting Fee. Borrower shall pay HCA a fee (“Late Reporting Fee”) in an amount equal to One Hundred Fifty Dollars ($150.00) per document per month for any month or part thereof any report, financial statement or schedule required by this Agreement to be delivered is past due in accordance with the schedule set forth in Section 10, unless HCA has specifically granted in writing an extension of time within which to deliver said document.

2.8 UCC Fee: So long as any advance is made against Eligible Inventory, Borrower shall pay a monthly UCC Fee of $200.

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3. LOAN ACCOUNT:

3.1 Loan Account: All Indebtedness under this Agreement shall be charged to a loan account (“Loan Account”) in Borrower’s name on HCA’s books. HCA shall render to Borrower, a monthly statement of the Loan Account, which shall be deemed to be correct and accepted by and binding upon Borrower, unless HCA receives a written statement of exception within ten (10) Business Days of mailing such statement.

3.2 Payments to Loan Account: HCA shall debit the Loan Account the amount of each Money Advance or expense when made or incurred. HCA shall credit the Loan Account with the proceeds of the collection of Accounts and/or payments made with respect thereto received by HCA in the lockbox or cash collateral account. For purposes of interest and fee computation, such credits shall be applied on the third (3rd) Business Day after receipt in the lockbox or cash collateral account and reporting thereof to HCA by the Lockbox Bank (defined in Section 8.11). In all cases, the application of the credits in the Loan Account to the Indebtedness shall be in such order as determined by HCA in its sole discretion. Such credits, however, are conditional upon final payment to HCA at its own office in cash or solvent credits of all items giving rise to the credits and, if any item is not so paid, any credit given for it shall be reversed, whether or not the item is returned. HCA shall have the right, in its sole discretion, to extend the holding periods set forth in this Agreement based upon concerns about the receipt of good funds.

4. CROSS COLLATERALIZATION; CROSS DEFAULT

HCA and Borrower agree that it is their respective intentions that Sections 5 and 11 respectively provide for cross collateralization, whereby all Collateral is security for all Indebtedness and upon the occurrence of a Default, all Indebtedness shall be matured, immediately due and payable, notwithstanding any maturity date, if any, to the contrary.

5. GRANT OF SECURITY INTEREST

5.1 Grant of Security Interest: Borrower grants to HCA a continuing security interest in and first lien on the Collateral, now existing or hereafter arising, and all proceeds and products thereof, as security for the timely repayment of all Indebtedness, as herein provided for, or as provided for in the Collateral Documents. Borrower acknowledges that nothing contained in this Agreement shall be (i) construed as an agreement by HCA to resort to or look to a particular type of Collateral as security for the Indebtedness or (ii) deemed to limit or reduce any security interest in or lien upon any portion of the Collateral for the Indebtedness.

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5.2 Perfection of Security Interest: Borrower hereby irrevocably authorizes HCA to file financing statement(s) describing the Collateral in all public offices deemed necessary by HCA, and to take any and all actions, including, without limitation, filing all financing statements, amendments thereto, continuation financing statements and all other documents that HCA may, in its sole discretion, determine to be necessary to perfect and maintain HCA’s security interests in the Collateral. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where HCA chooses to perfect the security interest by possession, whether or not in addition to the filing of a financing statement. Where Collateral is in the possession of a third party, Borrower will join with HCA in notifying the third party of HCA’s security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of HCA. Borrower will cooperate with HCA in obtaining control with respect to Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. Borrower will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to HCA indicating that HCA has a security interest in the Chattel Paper. Borrower shall pay the cost of filing or recording all financing statement(s) and other documents. Borrower agrees to promptly execute and deliver to HCA all financing statements, continuation financing statements, assignments, certificates of title, applications for vehicle titles, affidavits, reports, notices, schedules of Accounts, designations of Inventory, letters of authority and all other documents that HCA may reasonably request in form satisfactory to HCA to perfect and maintain the security interests in the Collateral. In order to fully consummate all of the transactions contemplated hereunder, Borrower shall make appropriate entries on its books and records disclosing HCA’s security interests in the Collateral.

5.3 Warranties and Representations. Borrower warrants and represents: (a) except as may be otherwise disclosed in Schedule 5.3 to this Agreement, Borrower has rights in or the power to transfer the Collateral and its title to the Collateral free and clear of all liens or security interests, except HCA’s security interests, (b) all Chattel Paper constituting Collateral evidences a perfected security interest in the goods covered by it free from all other liens and security interests, (c) no financing statements, other than that of HCA, are on file covering the Collateral or any of it, (d) if Inventory is represented or covered by documents of title, Borrower is the owner of the documents free of all liens and security interests other than HCA’s security interest and warehousemen’s charges, if any, are not delinquent; and (e) each Account, Chattel Paper and General Intangible constituting Collateral is genuine and enforceable against the Account Debtor according to its terms, and it, and the transaction out of which it arose, comply with all applicable laws and regulations, the amount represented by Borrower to HCA as owing by each Account Debtor is the amount actually owing and is not subject to setoff, credit, allowance or adjustment except any discount for prompt payment, nor has any Account Debtor returned the goods or disputed his liability, there has been no default according to the terms of any such Collateral, and no step has been taken to foreclose the security interest it evidences or to otherwise enforce its payment.

5.4 Covenants: Borrower covenants and agrees, that so long as any Money Advances are outstanding or commitments therefore exist under this Agreement and until all Indebtedness due HCA is paid in full, Borrower shall: (a) not change the state where it is located; (b) nor will Borrower adopt an assumed name, change its name, form of business entity, state of organization, nor the address of its chief executive office without the prior written consent of HCA at least thirty (30) days prior to the effective date of such change and Borrower agrees that all documents, instruments, and agreements demanded by HCA in response to such change shall be prepared, filed, and recorded at Borrower’s expense prior to the effective date of such change; (c) not use the Collateral nor permit the Collateral to be used, for any unlawful purpose, whatsoever; (d) indemnify and hold HCA harmless against claims of any persons or entities not a party to this Agreement concerning disputes arising over the Collateral, and (e) pay all taxes, levies, assessments and charges of any kind upon or related to the Collateral, Borrower’s business, income, revenues and assets .

5.5 Borrower Remains Liable: Anything contained herein to the contrary notwithstanding, (a) Borrower shall remain liable under the contracts and agreements included in the Collateral to perform all of its duties and obligations to the same extent as if this Agreement had not been executed, (b) the exercise by HCA of any of its rights under the Collateral Documents or this Agreement shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) HCA shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall HCA be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned thereunder.

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5.6 Preservation of Collateral: Borrower shall maintain the Collateral and every part thereof, in good repair, working order and condition and, from time to time, make all needful and proper repairs, renewals, replacements, additions, improvements and such maintenance thereto, so that at all times the efficiency of the Collateral shall be fully preserved and maintained. With respect to Accounts, Borrower shall pursue collections diligently and present evidence thereof to HCA, if requested. Borrower shall, upon request, immediately deliver to HCA evidence of ownership and/or certificates of title relative to the Collateral and shall place on or otherwise identify the Collateral with such marks or other methods of identification sufficient to give notice of Borrower’s ownership thereof.

5.7 Care, Custody and Dealings with Collateral: HCA shall have no liability to Borrower with respect to HCA’s care and custody of any Collateral in HCA’s possession and shall have no duty to sell, surrender, collect or protect the same or to preserve rights against prior parties or to take any action with respect thereto beyond the custody thereof, exercising that reasonable custodial care which it would exercise in holding similar interests for its own account. HCA shall only be liable for its acts of gross negligence. HCA is hereby authorized and empowered to take the following steps, either prior or subsequent to Default hereunder: (a) to deal directly with issuers, entities, owners, transfer agents and custodians to effect changes in the registered name of any such Collateral, to effect substitutions and replacements thereof necessitated by any reason (including by reason of recapitalization, merger, acquisition, debt restructuring or otherwise), to execute and deliver receipts therefor and to take possession thereof; (b) to communicate and deal directly with payors of instruments (including securities, promissory notes, letters of credit, certificates of deposits and other instruments), which may be payable to or for the benefit of Borrower at any time, with respect to the terms of payment thereof; (c) in the Borrower’s name, to agree to any extension of payment, any substitution of Collateral or any other action or event with respect to the Collateral; (d) to notify parties who have an obligation to pay or deliver anything of value (including money or securities) with respect to the Collateral to pay or deliver the same directly to HCA on behalf of Borrower and to receive and receipt for any such payment or delivery in Borrower’s name as an addition to the Collateral; (e) to surrender renewable certificates or any other instruments or securities forming a portion of the Collateral which may permit or require reissuance, renewal or substitution at any time and to immediately take possession of and receive directly from the issuer, maker or other obligor, the substituted instrument or securities; (f) to exercise any right which Borrower may have with respect to any portion of the Collateral, including rights to seek and receive information with respect thereto; and (g) to do or perform any other act and to enjoy all other benefits with respect to the Collateral as Borrower could in its own name.

5.8 Disposition of Collateral: HCA does not authorize, and Borrower agrees not to make, any sales or leases of any of the Collateral, license any of the Collateral, or grant any other security interest in any of the Collateral; provided, however, that until such time as HCA shall notify Borrower of the revocation of such power and authority, Borrower (a) may only in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by Borrower for such purpose; (b) may use and consume any raw materials, work in process or materials, the use and consumption of which is necessary in order to carry on Borrower’s business; and (c) will at its own expense, endeavor to collect, as and when due, all Accounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as HCA may reasonably request or, in the absence of such request, as Borrower may deem advisable. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt.

6. COLLATERAL DOCUMENTS:

    As a condition of making the Loan, Borrower and others herein required have also executed, if necessary, and delivered to HCA the following documents, which are part of the Collateral Documents:

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6.1 Financing Statements: A Uniform Commercial Code Financing Statement satisfactory to HCA, sufficient to perfect a valid and enforceable security interest and lien of the first priority, in the Collateral.

6.2 Fraud Protection Guaranty: An Fraud Protection Guaranty of all Indebtedness executed by Fraud Guarantor dated of even date herewith in form and substance satisfactory to HCA.

6.3 Secured Corporate Guaranty: An Secured Corporate Guaranty of all Indebtedness executed by Corporate Guarantor dated of even date herewith in form and substance satisfactory to HCA.

6.4 Security Agreement: A Security Agreement executed by the Corporate Guarantor of even date herewith in form and substance satisfactory to HCA.

6.5 Landlord’s Waiver and Consent: A Landlord’s Waiver and Consent executed by Borrower’s landlord covering the premises leased by Borrower in form and substance satisfactory to HCA.

7. REPRESENTATIONS AND WARRANTIES:

Borrower represents and warrants to HCA that:

7.1 Organization and Authority: Borrower is a corporation, duly organized and in good standing under the laws of the State of Washington, is qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required and has the corporate power and authority to own its assets and transact its business. The Person executing this Agreement has full power and complete authority to execute this Agreement and all Collateral Documents on behalf of Borrower.

7.2 Transactions Legal and Authorized: The execution, delivery and performance of this Agreement, the Collateral Documents and the other instruments and documents related thereto have been duly authorized by appropriate corporate action of Borrower, and the execution, delivery and performance of this Agreement, the Collateral Documents and other instruments related thereto are not in contravention of Borrower’s Articles of Incorporation or By-Laws, or of the terms of any contract, indenture, agreement or undertaking to which Borrower is a party or by which it is bound.

7.3 Enforceability of Obligations: Borrower’s Indebtedness to HCA, this Agreement and all Collateral Documents have been duly executed, are valid, binding upon, and fully enforceable against Borrower in accordance with their respective terms.

7.4 Permissions: Borrower has all requisite permissions, licenses, registrations and permits required to conduct its business under the laws of the United States as well as the laws of any state or any foreign country in which it conducts business. The foregoing constitute all of the authorizations required by any Person for the operation of Borrower’s business in the same manner as presently conducted, and as proposed to be conducted or conducted from and after the date hereof. All of the foregoing have been validly issued and are in full force and effect. To the best of the knowledge and belief of Borrower, after due investigation, no event has occurred which permits, or after notice or lapse of time, or both, would permit, revocation or termination of any of the foregoing or which materially and adversely affects, or in the future may (so far as Borrower can now reasonably foresee) materially and adversely affect, the rights of Borrower, the Collateral or the operation of Borrower’s business.

7.5 Pending Litigation: No litigation or other proceeding before any court or administrative agency, domestic or foreign, is pending, or threatened. Furthermore, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which might have consequences which would impair the business or properties of Borrower.

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7.6 Financial Statements/Reports/Certificates:

(a) Existing Financial Information/No Adverse Changes: The financial statements furnished to HCA are true and correct and have been prepared in accordance with GAAP applied on a Consistent Basis throughout the periods involved. The balance sheet fairly presents the condition of Borrower as of the date thereof, and the profit and loss statement fairly presents the results of operations.

(b) Future Financial Information: All financial information, statements, reports and certificates required by this Agreement, will to the best knowledge of Borrower, be true and accurate, and have been prepared in accordance with GAAP applied on a Consistent Basis throughout the periods involved.

(c) Projected Financial Information: The projected financial statements furnished to HCA are based upon reasonable assumptions or facts then known to Borrower, and fairly present, to the best knowledge of Borrower, the projected condition of Borrower, and fairly present, to the best knowledge of Borrower, the projected results of operations. There have been no material and adverse changes in the projections of Borrower, financial or otherwise subsequent to the date of the most recent projected financial statement furnished to HCA.

7.7 Ownership of Collateral; No Liens: Borrower is the owner of all of the Collateral. The Collateral is not subject to any liens, mortgages, pledges, encumbrances, claims (legal or equitable), or charges of any kind except Permitted Encumbrances. Furthermore, no part of the Collateral has been disposed of since the date of execution hereof, except in the ordinary and usual course of business, and all Collateral is, and will be located at Borrower’s address specified above, unless disclosed to HCA from time to time in writing, prior to being moved. HCA’s security interest in the Collateral is a first priority security interest, and Borrower will defend and indemnify HCA against the claims and demands of all other persons claiming an interest in the Collateral.

7.8 Collateral: All of the Collateral is located in Michigan at the address of Borrower set forth above, and Borrower shall not move the Collateral outside of Michigan without the prior written consent of HCA. In the event that Borrower contemplates any exporting of the assets financed (including technology supplied) herein, Borrower shall follow all procedures as required by the US Export Administration Regulations and any related export control laws and regulations promulgated and administered by the government of any country having jurisdiction over the parties or the transactions contemplated herein.

7.9 Tax Returns/Taxes: Borrower has filed all federal, state, local and foreign tax returns which are required to be filed and has paid all taxes, withholdings, assessments and other government charges which have become due. Borrower does not know of any proposed material additional tax assessment against it, or any of its properties, or any basis therefore.

7.10 Accounts Receivable: With respect to Accounts Receivable, Borrower, based upon its information, knowledge and belief, represents and warrants as of the date hereof, and as of the date of each request for a Money Advance, and so long as this Agreement is in effect that:

(a) Each Account Receivable represents a bona fide existing, valid and legally enforceable indebtedness of the Account Debtor named therein, payable in the amount, time and manner stated in the invoice therefor;

(b) Each Account Receivable and invoice represents a bona fide account due in the ordinary course of Borrower’s business and Borrower further represents that the kind, quality and quantity of the goods or services described therein have been completely delivered or performed and, at time of delivery or performance, have been accepted by the Account Debtor and for which proper receipts have been received by, and are in the possession of Borrower;

(c) Each Account Receivable is free from any claim for credit, deduction, allowance, dispute, defense, set-off or counter-claim except discount for prompt payment as specifically set forth on the invoice therefor, and the same is valid and enforceable according to its terms in the full amount stated;

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(d) Each Account Receivable is not subject to an interest, security interest or claim of interest, by any party not a party to this Agreement;

(e) Each Account Receivable is not subject to any credit (except discount for prompt payment), and Borrower has not received any complaint by the Account Debtor as to Account Debtor’s liability for payment thereof, in the full amount thereof, nor has there been any notification received by Borrower of any returns of the goods or services giving rise to each Account Receivable;

(f) Borrower has no knowledge of the insolvency of an Account Debtor or of any action or proceeding by or against an Account Debtor under any federal or state debtor’s relief statute; and

(g) Each Account Receivable is assignable by law and also by the terms of the contract or agreement giving rise thereto.

7.11 Eligible Inventory: Each item of Eligible Inventory, as of the date of each request for a Money Advance with respect thereto, meets the criteria set forth in Section 1.13.

7.12 Non-Reliance: HCA has not undertaken to advise Borrower with respect to the adequacy of the financial accommodations herein set forth, but the financial accommodations are solely the decision of HCA as to the type and amount of credit HCA is willing to extend and Borrower has made the decision, exclusive of any statements of HCA, or any of its officers or employees, to accept the same without inducement and/or reliance upon HCA and/or any of its officers and employees.

7.13 Indebtedness: On the date hereof, Borrower does not have any indebtedness for borrowed money, except such indebtedness giving rise to a Permitted Encumbrance or Subordinated Debt, to any Person that will not be paid off by the use of the proceeds of the Loan, except for the Loan, and Borrower has no commitment, understanding, agreement or arrangement to incur any such indebtedness, except that which is a Permitted Encumbrance.

7.14 Full Disclosure: Neither this Agreement nor any written statement furnished by or on behalf of Borrower to HCA in connection with the negotiation or the making of the Loan contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact relating to Borrower or the business of Borrower which Borrower has not disclosed to HCA in writing, which materially and adversely affects, nor as far as Borrower can now foresee, will materially and adversely affect any of the properties, business, prospects, profits or conditions (financial or otherwise) of Borrower, or the ability of Borrower to consummate the transactions or perform and carry out its obligations and undertakings contemplated or provided in this Agreement.

7.15 Solvency: The Borrower is solvent and able to pay its debts as they mature. The Borrower will not be rendered insolvent, undercapitalized or unable to pay maturing debts as a result of the disbursement of the Loan proceeds.

7.16 Bankruptcy: The Borrower is not the subject of any bankruptcy, reorganization, arrangement, insolvency or other similar proceeding.

7.17 Casualty Loss or Judgment: The Collateral has not suffered any loss, substantial damage, destruction, or the issuance or filing of any attachment, levy, garnishment or the commencement of any related proceeding upon or in respect to the Borrower or the Collateral.

7.18 No Material Adverse Change: No material adverse change has occurred in the existing or prospective financial condition of the Borrower.

7.19 Survival and Continuation: All representations and warranties contained in this Agreement and/or any of the Collateral Documents shall survive the execution of this Agreement, the Collateral Documents and any investigations by HCA and shall be, and continue at all times while any Indebtedness is outstanding, to be true and accurate. Borrower shall immediately notify HCA, in writing, if any of the foregoing are or have become untrue.

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8. AFFIRMATIVE COVENANTS:

Borrower covenants and agrees, that so long as any Money Advances are outstanding or commitments therefore exist under this Agreement and until all Indebtedness due HCA is paid in full, Borrower shall:

8.1 Payments on Indebtedness: Pay all Indebtedness when due, including the principal amount of each Money Advance and accrued interest thereon, in accordance with the terms of this Agreement, whether by acceleration or otherwise. Furthermore, Borrower shall not have any Money Advances outstanding hereunder contrary to any provisions, limitations or restrictions hereof, including, but not limited to, any Money Advances in excess of the Line of Credit Loan Base which are not immediately repaid to HCA.

8.2 Performance of Obligations: Perform or cause to be performed, all of the terms, conditions, obligations and covenants of Borrower or any other Person as required by this Agreement, the Collateral Documents or any other agreement, note or other document executed between HCA and Borrower and/or another Person, whether now existing or hereafter created and take all action (or not fail to take any action or suffer or permit any omission) necessary to maintain the representations and warranties made as true and accurate.

8.3 Maintenance of Existence: Maintain its legal existence and all rights, licenses, leases, agreements and franchises necessary to continue the operation of its business in the same manner as of the date of execution hereof.

8.4 Information: Furnish promptly and in a form satisfactory to HCA, such information as HCA may request, from time to time, and to permit a representative of HCA access to any of its premises, computer systems and financial records.

8.5 Notification of Disputes: Notify HCA promptly of any claim adverse to, litigation, or administrative or tax proceeding, or other action threatened or instituted against Borrower or any property of Borrower or any other material matter which is not fully covered by insurance which could adversely impair Borrower’s financial condition or its ability to conduct its business including, but not limited to, any inquiry or proceedings initiated by any state, federal or foreign regulatory agency. For the purposes of this Agreement, any single such claim, litigation, proceeding, matter, action or inquiry in which the sum in dispute is Ten Thousand ($10,000.00) Dollars, or all such claims, litigation, proceedings, matters, actions or inquiries in which the aggregate sums in dispute are Ten Thousand ($10,000.00) Dollars or more, shall be deemed to be material and adverse.

8.6 Payment of Taxes: Pay when due all taxes, assessments, and other governmental charges to which Borrower or its property is or shall be subject before such charges become delinquent, except that no such charge need be paid so long as its validity or amount is being contested in good faith by appropriate proceedings and Borrower shall have established a cash reserve with respect thereto; provided, however, that any such tax, assessment, or charge shall be paid forthwith (under protest) upon the filing of any lien securing the same, commencement of levy, other form of execution, or any other collection action. Borrower shall give written notice to HCA of any case involving a contested payment due from Borrower in excess of Five Thousand ($5,000.00) Dollars.

8.7 Payment of Expenses: Pay, on demand, all pre-closing expenses incurred by HCA in consummating this Agreement and the Collateral Documents, including reasonable attorneys’ fees. Pay the Service Fee on the date when due and any and all post-closing expenses or fees, on demand, that may arise or relate to this Agreement, the Collateral Documents or the Borrower, including, but not limited to, reasonable attorneys’ fees, unused line fees, late reporting fees and closing fees.

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8.8 Insurance: Maintain and/or cause any other Person pledging any of the Collateral to maintain with respect to the Collateral pledged by such Person insurance in such form and amount as is satisfactory to HCA, with loss payable clauses in favor of HCA and providing that any losses under the policies shall be payable to HCA. If Borrower fails to obtain or maintain any required policies, then HCA, without waiving any Default by Borrower relating thereto, may (but without any obligation) at any time thereafter make such payment or obtain such coverage and take such other actions as HCA deems advisable. Borrower shall not take out separate insurance concurrent in form or contributing in the event of a loss. Borrower shall also maintain insurance pursuant to all applicable Workers’ Compensation laws, and liability insurance for damage to persons. All such insurance shall be in such form, with such companies and in such amounts as shall be acceptable to HCA and each policy shall provide that the insurance company will provide at least thirty (30) days notice to HCA prior to any cancellation or material alteration or amendment of any policy. In the event any proceeds shall be payable to Borrower, or otherwise become available, as a result of a casualty to any Collateral, all such proceeds shall be the property of HCA, immediately turned over to HCA and applied to the Indebtedness due HCA

8.9 Compliance with Laws: Continue at all times to comply with all laws, ordinances, regulations or requirements of any governmental authority relating to Borrower’s business, property or affairs, including the Fair Labor Standards Act of 1938, 29 U.S.C. 200, et seq., as amended from time to time.

8.10 Continuation of Business: Maintain and conduct its business in substantially the same manner as such business is now or has heretofore been carried on.

8.11 Dominion of Funds:

(a) The Loan shall be on dominion of funds. Borrower shall direct all Account Debtors, and any other party liable to Borrower for any type of payment, to mail all payments due Borrower to a post office box owned by HCA at a bank acceptable to HCA (“Lockbox Bank”). The Lockbox Bank shall periodically pick up, open and process the contents of the envelopes mailed to the post office box. All payments shall be deposited into a cash collateral account owned by HCA (“CCA”); Borrower shall have no right to withdraw any funds from the CCA, all of Borrower’s funds therein belong to HCA. All other documents included in the envelopes shall be delivered to Borrower together with a manifest from the Lockbox Bank setting forth the collections received by the Lockbox Bank on such date. HCA shall deduct the funds deposited into the CCA and apply same in accordance with the terms of Section 3.2 of this Agreement. HCA and its representatives shall have an irrevocable power of attorney coupled with an interest to endorse any checks or items, in Borrower’s name, delivered or required to be delivered to the post office box. If, notwithstanding HCA’s instructions to an Account Debtor, Borrower receives payments directly from an Account Debtor, Borrower agrees not to commingle such remittances with any of its other funds or property, and will hold the funds separate and apart from its own funds or property, in trust for HCA, and immediately deliver same to the post office box in the form received. HCA shall process the envelope and its contents as if same had been mailed directly to the post office box by the Account Debtor. Any Account Debtors that remit payments to Borrower electronically shall be instructed to remit funds to the CCA. If Borrower receives any funds into its operating account via electronic transfer, it will immediately wire those funds to the CCA.

(b) Whenever Borrower requests a Money Advance, it shall furnish to HCA a Schedule of Invoices and Borrowing Certificate, which shall be in form and substance acceptable to HCA. This Borrowing Certificate shall reflect the Line of Credit Loan Base and the Loan Account under the Loan as of the activity date of the report. All activity occurring since the last Borrowing Certificate and the request for the Money Advance will be supported by documentation and verification that is acceptable to HCA in its sole discretion—by way of illustration, but not limitation, such supporting documentation might include: sales journals, copies of invoices, copies of delivery evidence or proof of performance, cash receipts journals, copies evidencing all changes to inventory accounts (if applicable) and such other documentation as more fully set forth in Section 10 of this Agreement. A Borrowing Certificate is required at least once a week, but can be submitted more frequently.

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(c) Immediately upon learning thereof, Borrower shall inform HCA in writing of (1) any invoices which have been rejected by any Account Debtor, which shall thereupon be eliminated as an Eligible Account Receivable, or (2) the rejection of goods or services by any Account Debtor, delays in delivery of goods, non-performance of contracts or services, and of any assertion or threatened assertion of any claims, offsets or counterclaims by Account Debtors.

(d) Borrower shall furnish to, and inform HCA of, all material or adverse information relating to the financial condition of any Account Debtor, immediately upon Borrower’s learning thereof.

(e) Borrower acknowledges that the maintenance of the CCA pursuant to this section is solely for HCA’s convenience in facilitating its own operations pursuant hereto, and that Borrower has not and shall not have any right, title, or interest in said CCA or in the amounts deposited therein at any time.

(f) Borrower shall reimburse HCA for any and all charges and expenses relating to the lockbox and the CCA.

(g) Deposits in the CCA are owned by HCA and shall constitute payment on the Indebtedness when so applied by HCA as provided above. HCA shall have no duty as to the collection or protection of checks or instruments or the proceeds thereof, or as to the preservation of any rights pertaining thereto, beyond avoiding gross negligence or fraud in the custody and preservation of items in the possession of HCA.

(h) In the event that there is no outstanding Indebtedness owing to HCA, HCA shall transfer to Borrower’s operating account those funds in the CCA described on the Lockbox Bank’s manifest upon receipt of a signed copy thereof from Borrower certifying that all funds shown thereon represent Collateral.

8.12 Financial Covenants: Maintain a Tangible Net Worth at all times not less than negative Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) Dollars.

8.13 Notice of Default: Immediately upon becoming aware of any Default under this Agreement, give written notice thereof to HCA, specifying the nature and period of existence thereof, and what action Borrower is taking or proposes to take with respect thereto, but such notice shall not cure the existence of a Default or prohibit HCA from exercising its remedies hereunder.

8.14 Financial Information/Reports: Within the time periods specified, and if no time period is specified, five (5) Business Days shall be deemed the time period, deliver to HCA, all financial information, reports, certificates, notices and other information required of Borrower, pursuant to any provision of this Agreement or the Collateral Documents.

8.15 Verification of Accounts: Always allow HCA or any of its officers, employees and agents, to contact Account Debtors, in the name of HCA, in the name of Borrower, or in any other name designated by HCA, to verify the validity, amount or any other matter relating to any Account or Collateral. HCA may choose to verify the Collateral and Accounts by mail, telephone, email, fax or any other manner it chooses and in any frequency HCA elects.

8.16 Key Personnel: J. Mark Elliott, Sheri L. Lofgren and Henry F. Nance shall continue to actively manage and operate Borrower’s business.

9. NEGATIVE COVENANTS:

Borrower covenants and agrees, that so long as any Money Advances are outstanding or commitments therefore exist under this Agreement and until all Indebtedness due HCA is paid in full, it will not:

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9.1 Acquisitions/Merger: Purchase or acquire obligations or stock of, or any other interest in, any Person, or purchase all or substantially all of the assets of any Person without the prior written consent of HCA.

9.2 Negative Pledge: Create, assume or otherwise suffer to exist any mortgage, pledge or other encumbrance, or claim therefore, upon any of its property (tangible, intangible, personal, real) or Collateral, now owned or hereafter acquired, or increase, modify, amend, change or alter any indebtedness, or security interest securing any such indebtedness, giving rise to a Permitted Encumbrance, if any.

9.3 Dividends: Declare or pay any dividend, or make any other distribution of, or with regard to, its capital stock or other equity security. Provided, however, with respect to any year in which Borrower is taxed by the Internal Revenue Service as an “S” corporation, limited liability company or partnership, Borrower may make a distribution of profits to its shareholders, members or partners in an amount not to exceed the sum necessary to enable its shareholders, members or partners to pay their personal state and federal taxes directly attributable to the profits earned by Borrower for the year.

9.4 Loans/Liabilities: Make a loan, or incur or assume any obligations or liability as lender, guarantor, surety, indemnitor or otherwise with respect to any indebtedness or other obligation of any Person.

9.5 Disposition of Assets: Voluntarily or involuntarily sell, convey, lease or otherwise dispose of any portion of its Collateral, properties, or assets, not in the ordinary course of business without the prior written consent of HCA.

9.6 Capital Assets: Become obligated for the purchase or lease of real property or other capital assets, in addition to any such arrangement now in effect, the purchase price of which or annual rental of which, is or will be in excess of Fifty Thousand ($50,000) Dollars in any consecutive twelve (12) month period without the prior written consent of HCA.

9.7 Distributions: Make, directly or indirectly, any disbursements, loans, advances or distributions, in money or otherwise, other than customary salary and bonuses, to any stockholders, members, managers, partners, officers or directors.

9.8 Transactions with Affiliates: Enter into any transaction with any equity holders, members or partners of Borrower or their affiliates, or parent, affiliate or subsidiary of Borrower, except on terms not less favorable than would be usual and customary in similar transactions between persons or entities dealing at arm’s length.

9.9 Management Services: Enter into any contract for personal services or obtaining management or special consulting or advisory services other than in the ordinary course of business.

9.10 Other Obligations: Incur any other additional obligations by way of loans from any other Person, without the prior written consent of HCA.

9.11 Stock Redemption/Issuance: Issue, release, redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other equity security without the prior written consent of HCA.

9.12 Default in Payment of Other Debt: Default in the payment of any indebtedness owed to any Person for borrowed money.

9.13 Judgment: Suffer or permit any judgment, decree or order not fully covered by insurance to be entered by a court of competent jurisdiction against Borrower or Guarantor or permit or suffer any writ or warrant of attachment or any similar process to be filed against Borrower or Guarantor or against any property or asset of Borrower or Guarantor.

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10. BOOKS/RECORDS/FINANCIAL REPORTS/CERTIFICATES:

Borrower covenants and agrees, that so long as any Money Advances are outstanding or commitments therefore exist under this Agreement, and until all Indebtedness due HCA is paid in full, it will keep proper books of accounts in a manner satisfactory to HCA. HCA shall have the right, at any time, to verify any of the Collateral, documentation or books, whether such documentation is furnished weekly, monthly or annually in whatever manner and in whatever frequency it deems necessary, including through telephone contact with customers or vendors. Borrower shall also furnish to HCA:

10.1 Schedules of Invoices: A Schedule of Invoices, in form satisfactory to HCA, the Schedule of Invoices shall be supported by invoices, credit and debit memos, a sales journal, evidence of delivery of goods, proof of shipment, proof of performance of services, time sheets or any other documentation HCA requests in its sole discretion. By signing the Schedule of Invoices, Borrower is reaffirming that no Default exists under this Agreement and/or under any Collateral Documents as of the date of the requested borrowing.

10.2 Borrowing Certificates: A Borrowing Certificate, in form satisfactory to HCA, may be submitted daily to HCA, but in all events, shall be submitted at least on a weekly basis. The Borrowing Certificate shall be supported by inventory sold and purchased journal, inventory valuation reports or any other documentation HCA requests in its sole discretion. By signing the Borrowing Certificate, Borrower is reaffirming that no Default exists under this Agreement and/or under any Collateral Documents as of the date of the requested borrowing.

10.3 Monthly Statements: Monthly management prepared financial statements, balance sheets, and profit and loss statements for the year to date and month then ended, certified to by the chief executive or chief financial officer of Borrower. Such reports shall set forth the financial affairs and true condition of Borrower for each such period and shall be delivered to HCA no later than thirty (30) days after the end of each month. In addition, Borrower shall furnish to HCA the following certified to by the chief executive or chief financial officer of Borrower within the time periods set forth:

(a) Accounts Receivable Reports: Monthly detailed Accounts Receivable Aging Reports no later than ten (10) days after the end of each month; and

(b) Accounts Payable Reports: Monthly detailed Accounts Payable Aging Reports no later than ten (10) days after the end of each month; and

(c) Bank Statements: Monthly bank statements for all Borrower’s account no later than ten (10) days after the end of each month; and

(d) Inventory Reports: Monthly Inventory certification reports no later than ten (10) days after the end of each month. The certification shall list Inventory by category and location as of month end in a level of detail satisfactory to HCA in its sole discretion.

10.4 Field Audits: Field examinations of Borrower’s assets and liabilities, to be performed by HCA’s inspector three times per year, whether a HCA officer or an independent party, with fees and expenses thereof to be paid by Borrower. The information compiled by the field audit is for HCA’s internal use, and HCA has no obligation to share the audit, in whole or in part, with Borrower.

10.5 Annual Statements/Projections: Annual audited financial statements, balance sheets, and profits and loss statements prepared by a certified public accountant acceptable to HCA. Such reports shall set forth in detail Borrower’s true condition as of the end of each of Borrower’s fiscal years no later than ninety (90) days after the end of Borrower’s fiscal year. Annual management prepared financial projections forecasting on a month by month basis each month’s income statement. Said projections shall be submitted within ninety (90) days after the Company’s fiscal year end for each year the Loan is outstanding.

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10.6 Officer’s Certificates: With each set of financial statements delivered pursuant to Sections 10.2 and 10.4, a certificate signed by the President, or the chief executive or chief financial officer of Borrower (if not the President), setting forth:

(a) the information (including detailed calculations) required in order to establish whether Borrower was in compliance with the financial requirements set forth in this Agreement during and as of the end of the period covered by the financial statement then being furnished; and

(b) that the signer has reviewed all of the relevant terms of this Agreement and has made, or has caused to be made, under his or her supervision, a review of the transactions and conditions of Borrower from the beginning of the accounting period covered by the financial statements being delivered to the date of the certificate, and that such review has not disclosed the existence during such period of any Default.

10.7 Inspection of Books and Records: Borrower authorizes HCA to inspect and confirm Borrower’s books, records and papers while in the custody of Borrower or under the custody and control of others, and HCA shall have the right to make copies and abstracts thereof, provided, however, that HCA shall not disclose any information concerning Borrower obtained thereby to any third person or entity, except as necessary or appropriate in connection with the enforcement of any of HCA’s rights hereunder.

11. REMEDIES UPON DEFAULT:

Upon the occurrence of any Default, HCA can charge the default interest rate, described in Section 2.2(b) hereof, and HCA shall have the following rights and remedies, provided further that the rights or remedies contained herein or otherwise available shall be cumulative and not exclusive, together with any and all other rights and remedies which may be available, whether contained in this Agreement, the Collateral Documents, or available by virtue of law, including the Uniform Commercial Code, and any action by HCA shall not serve to release or discharge any other security, property or Collateral held by HCA in connection with this transaction.

11.1 Acceleration: All Indebtedness shall accelerate without notice or demand, and immediately be due and payable, without presentation, notice or demand, notwithstanding the maturity or due date, if any, therein to the contrary, all of which are expressly waived by Borrower and Guarantor.

11.2 Access to Premises/Repossession of Collateral: HCA or any of its agents or representatives shall have the right to enter the premises of Borrower or any other place(s) where the books, records and Collateral of Borrower may then be kept and maintained, and remove all such books, records and Collateral for such time as HCA may desire in order to effectively collect and liquidate the Collateral. All expenses relating thereto, including moving expenses, the leasing of additional facilities and the hiring of security guards shall be borne by Borrower. Upon request by HCA, Borrower shall assemble the Collateral and make it available to HCA at a time and place to be designated by HCA which is reasonably convenient to HCA and Borrower; Borrower shall fully cooperate with all of HCA’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as HCA may direct. Borrower also agrees that HCA shall also have the right to peacefully retake the Collateral, and Borrower waives any right it may have in such instances, to a judicial hearing prior to such retaking.

11.3 Disposition of the Collateral: HCA or any of its agents or representatives shall have the right to sell and deliver the Collateral at a public or private sale (by way of one or more contracts or transactions), by way of parcels or in bulk, for cash, credit or otherwise, at such prices and upon such terms as HCA or its agents deems advisable in their sole discretion. HCA shall have no obligation to preserve any rights to the Collateral or marshal any Collateral for the benefit of any Person, including Guarantor.

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11.4 Waivers: To the extent permitted by applicable law, Borrower agrees to waive and does hereby absolutely and irrevocably waive and relinquish the benefits and advantages of any valuation, stay, appraisement, extension or redemption laws now or hereafter existing which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise, based on any note contemplated hereby, or on any claim for interest on such notes, or any security interest set forth in this Agreement. Borrower waives any right if may have to require HCA to pursue any third person for any of the Indebtedness.

11.5 Appointment of Receiver: HCA shall be entitled, to the extent provided by law, to the appointment of a receiver of the business and premises of Borrower, and of the rents and profits derived therefrom, and all Collateral. This appointment shall be in addition to any other rights, relief or remedies afforded HCA. Such receiver, in addition to any other rights to which he shall be entitled, shall be authorized to sell any and all property of Borrower for the benefit of HCA pursuant to provisions of Michigan law and the Uniform Commercial Code. In the event of any deficiency, Borrower and Guarantor shall remain liable therefor.

11.6 Injunctions: Borrower and Guarantor acknowledge that upon the occurrence of a Default, no remedy at law will provide adequate relief to HCA; therefore, Borrower agrees that HCA shall be entitled to temporary and permanent injunctive, or other equitable relief in any such case without proving actual damages, it being acknowledged that the nature of Borrower’s business dictates such relief is necessary in order to preserve the Collateral and rights of HCA.

11.7 Expenses: Borrower shall pay to HCA, on demand, any and all expenses, including reasonable attorneys’ fees and collection expenses, incurred or paid by HCA in protecting or enforcing its rights under this Agreement, the Collateral Documents or pursuant to any other document or agreement relating to the Loan. HCA shall apply the net proceeds of any sale, disposition or holding of Collateral, after deducting all costs and expenses of every kind incurred arising from the retaking, holding, preparing for sale, selling, leasing or collecting or in any way relating to the rights of HCA hereunder, to the payment of any portion of the Indebtedness, in whole or in part, whether due or not due, absolute or contingent, making proper rebate for interest or discount on items not then due, and only after so applying such net proceeds and ascertainment by HCA of any other amounts required by any existing or future provision of law, need HCA account to Borrower for surplus, if any. Borrower shall remain liable to HCA for the payment of any deficiency of any Indebtedness, together with interest thereon, until paid. HCA shall not be required to proceed against any other party, or against any other security for any Indebtedness or pursue any other right or remedy hereunder, or under any other instrument or agreement, but all such rights and remedies shall be cumulative and in addition to all other rights and remedies of HCA.

11.8 Enforcement of Rights: HCA shall be entitled to enforce its rights hereunder and to avail itself of its security interests in the Collateral, simultaneously or successively, in such order and priority as HCA shall determine. All rights, remedies and security interests in the Collateral shall continue in full force and effect until all Indebtedness of Borrower and Guarantor shall be satisfied in full, and no single action or actions shall be deemed an election of remedies.

11.9 Right of Offset: HCA or its assigns shall have the right of offset against any funds (i) of Borrower or Guarantor on deposit with or in the possession of HCA, (ii) of Borrower or Guarantor on deposit in any account of Borrower established pursuant to this Agreement or the Collateral Documents.

11.10 Accounts and/or Accounts Receivable:

(a) HCA shall have the right to notify any and all Account Debtors to make payment directly to HCA.

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(b) HCA shall have the right in its own name or in the name of Borrower:

(i) to demand, collect, receive payment of, receipt for and give discharges and releases, upon payment of all or any of the Accounts and any monies due or to become due in respect thereof; and

(ii) to reasonably settle, compromise, compound, or adjust all or any of the Accounts which are legitimately in dispute; and

(iii) to commence and prosecute any and all suits, actions, or proceedings in law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Accounts or to enforce any rights in respect thereof; and

(iv) to reasonably settle, compromise, compound, adjust or defend any actions, suits, or proceedings relating or pertaining to all or any of the Accounts; and

(v) to file any claim or take any other action or proceeding which HCA may deem necessary or appropriate to protect and preserve and realize upon the security interest of HCA in the Accounts and the proceeds thereof; and

(vi) generally to sell, assign, transfer, pledge, make any agreement with respect to or otherwise reasonably deal with all or any of the Accounts as fully and completely as though HCA were the absolute owner thereof for all purposes. Borrower hereby waives any statutory rule or constitutional restriction, prohibition, or procedure in connection with the rights granted HCA in this subsection and gives HCA the right to peaceful repossession of the Collateral without hearing or court order.

11.11 Application of Proceeds: The proceeds of any sale or other disposition of the Collateral shall be applied by HCA, first upon all expenses authorized by this Agreement, the Collateral Documents or by law, including reasonable attorney’s fees incurred by HCA; the balance of the proceeds of such sale or other disposition shall be applied to the payment of the Indebtedness, first to interest and Service Fees, then to principal, then to other Indebtedness, and the surplus, if any, shall be paid over to the Borrower or to such other Person or Persons as may be entitled thereto under applicable law. The Borrower and Guarantor shall remain liable for any deficiency, which the Borrower or Guarantor shall pay to HCA immediately upon demand.

Nothing herein contained shall be construed to make HCA an agent or Trustee of Borrower or Guarantor for any purpose whatsoever, and HCA shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction or any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by final judicial decision that HCA’s act or omission constituted gross negligence or willful misconduct). HCA shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts, liquidation of the Collateral or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that HCA’s error, omission or delay constituted gross negligence or willful misconduct). HCA does not, by anything herein or in any assignment or otherwise, assume any of the Borrower’s or Guarantor’s obligations under any contract or agreement assigned to HCA, and HCA shall not be responsible in any way for the performance by the Borrower or Guarantor of any kind of the terms and conditions thereof.

12. NOTICE:

Any notice served to or upon Borrower shall be given to Borrower for all purpose by being sent certified mail, return receipt requested, postage prepaid, or other expedited mail service, addressed to Borrower at the address hereinabove set forth, or at such other address as shall be designated by Borrower to HCA in writing, and any such notice shall be given to HCA, for all purposes, by being sent certified mail, return receipt requested, postage prepaid, or other expedited mail service, to 800 W. University Drive, Rochester, Michigan 48307, or at such other address as HCA may designate to Borrower in writing.

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13. TERMINATION:

HCA MAY TERMINATE THIS AGREEMENT AND ITS OBLIGATIONS HEREUNDER UPON DEMAND, AT ITS SOLE DISCRETION AND ABSENT THE EXISTENCE OF A DEFAULT. All of Borrower’s and Guarantor’s obligations, duties, promises, covenants, representations or warranties under this Agreement and Borrower’s and Guarantor’s obligations, duties, promises, covenants, representations or warranties under the Collateral Documents, shall continue and remain in full force and effect until (i) the Indebtedness is paid in full and (ii) Borrower receives written notification of the termination of Loan from HCA. Upon demand, the Indebtedness, Money Advances, Loan, and all other obligations due HCA from Borrower, shall then be immediately due and payable, regardless of any date, if any, to the contrary, plus the interest accrued and Service Fees thereon until payment in full.

14. CONDITIONS PRECEDENT TO ADVANCES:

14.1 Conditions Precedent to Initial Money Advances: The obligation of HCA to make an initial disbursement or initial Money Advance is subject to all the conditions and requirements of this Agreement and delivery of the following required documents or other action, all of which are conditions precedent:

(a) Entity Status: A Certificate of Good Standing of Borrower certified by the state of organization, and any other State in which it conducts business, to the effect that Borrower is authorized to do business within said jurisdiction.

(b) Resolutions: Certified resolutions of Borrower authorizing the consummation of the transactions contemplated hereby and providing for the execution of a written direction of payment if proceeds are to be paid to a Person other than Borrower.

(c) Certified Documents: A true copy, as of the date of execution hereof, of the Articles of Incorporation, and By-Laws of Borrower, including all amendments to the foregoing, certified to by the secretary of Borrower and a certified list of all names under which Borrower has over the last five (5) years or now conducts business in each jurisdiction where it has or now conducts business under such name(s).

15. MISCELLANEOUS:

15.1 Binding Effect: This Agreement shall be binding upon and shall inure to the benefit of Borrower and HCA, and their respective successors and assigns, provided that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder, which assignment, in whole or in part, by Borrower shall not be permissible. HCA may assign hereunder and under the Collateral Documents, in whole or in part, without notice to Borrower.

15.2 Delay/Waiver: No delay or failure of HCA in exercising any right, remedy, power or privilege hereunder shall affect such right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No delay or failure of HCA at any time to demand strict adherence to the terms of this Agreement shall be deemed to constitute a course of conduct inconsistent with HCA’s right at any time to demand strict adherence to the terms of this Agreement or the Collateral Documents.

15.3 Incorporation by Reference: The Collateral Documents are incorporated herein by reference, and in the event any provision is inconsistent with the provisions of this Agreement, then this Agreement shall be deemed paramount unless the rights and remedies of HCA would be adversely affected or diminished thereby.

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15.4 Applicable Law: This Agreement and the Collateral Documents shall be interpreted, and the rights of the parties shall be determined, under the laws of the State of Michigan.

15.5 Further Assurances: Borrower, from time to time, upon written request of HCA, will make, execute, acknowledge and deliver all such further and additional instruments and take all such further action as may be required, to carry out the intent and purpose of this Agreement and to provide for the payment of the Loan, note(s), borrowings and Money Advances, according to the intent and purpose herein and therein expressed.

15.6 Hold Harmless/Indemnity: Borrower hereby assumes responsibility and liability for, and hereby holds harmless and indemnifies HCA from and against, any and all liabilities, demands, obligations, injuries, costs, damages (direct, indirect or consequential), awards, loss of interest, principal, or any portion of the Indebtedness, charges, expenses, payments of monies and reasonable attorney fees, incurred or suffered, directly or indirectly, by HCA and/or asserted against HCA by any Person whatsoever, including Borrower or Guarantor, which arise in whole or in part out of this Agreement, or the Collateral Documents, or the relationship herein set forth or the exercise of any right or remedy including the realization, disposition or sale of the Collateral, or any portion thereof, or the exercise of any right in connection therewith even if the above are caused by the sole action, inaction, omission or negligence of HCA, but Borrower or Guarantor shall not be liable if the damages result solely from the fraud or gross negligence of HCA.

15.7 Complete Agreement: This Agreement incorporates and/or contains the entire agreement of the parties and none of the parties shall be bound by anything not expressed in writing.

15.8 Severability: If any provision of this Agreement is in conflict with any statute or rule of law or is otherwise unenforceable for any reason, then that provision shall be deemed null and void to the extent of the conflict or unenforceability and shall be deemed severable. The offending provision shall not invalidate any other provision of this Agreement.

15.9 Amendment: This Agreement and the Collateral Documents may only be amended, modified or extended by written instrument executed by HCA and Borrower.

15.10 Counterparts; Facsimile: This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original, but all such counterparts together shall constitute one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed signature pages maintained by HCA shall be deemed to be originals.

15.11 Time of Essence: Time shall be of the essence in this Agreement.

15.12 Reinstatement: Borrower further agrees that to the extent Borrower makes a payment or payments to HCA, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

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15.13 Payable on Demand: The Loan is payable on demand. Nothing contained in this Agreement or the Collateral Documents, including, but not limited to, the reference to a Default, shall be construed to prevent HCA from making demand, without notice and without reason, for immediate payment of all or any part of the Loan whether or not a Default has occurred. Demand for repayment of the Loan by HCA can be made at any time or times. Borrower and all endorsers and guarantors hereof, if any, hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Agreement or the Indebtedness, diligence in collection or bringing suit, and hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by HCA with respect to the payment or any other provisions of this Agreement, and to the release of any Collateral or any part thereof, with or without substitution. The liability of the Borrower shall be absolute and unconditional, without regard to the liability of any other party hereto.

15.14 CONSENT TO JURISDICTION: BORROWER AND GUARANTOR HEREBY WAIVE ANY PLEA OF JURISDICTION OR VENUE ON THE GROUNDS THAT BORROWER OR GUARANTOR ARE NOT RESIDENTS OF OAKLAND COUNTY, MICHIGAN, AND HEREBY SPECIFICALLY AUTHORIZE, AT THE OPTION OF HCA, ANY ACTION BROUGHT TO ENFORCE BORROWER’S AND/OR GUARANTOR’S OBLIGATIONS TO HCA TO BE INSTITUTED AND PROSECUTED IN EITHER THE CIRCUIT COURT OF OAKLAND COUNTY, MICHIGAN, OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN, AT THE OPTION OF HCA, AND BORROWER AND GUARANTOR HEREBY SUBMIT TO THE JURISDICTION OF SUCH COURT.

15.15 Release of Claims Against HCA: In consideration of HCA’s making the Loan described in this Agreement, Borrower and the Guarantor do each hereby release and discharge HCA of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which Borrower or Guarantor have against HCA from the date of Borrower’s first contact with HCA up to the date of this Agreement. Borrower and the Guarantor confirm to HCA that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Collateral Documents and each acknowledges and agrees that HCA is relying upon this release in extending the Loan to Borrower.

15.16 Waiver of Jury Trial: BORROWER AND GUARANTOR DO EACH KNOWINGLY AND VOLUNTARILY AND INTELLIGENTLY WAIVE THEIR CONSTITUTIONAL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE, CONFLICT OR CONTENTION, IF ANY, AS MAY ARISE UNDER THIS AGREEMENT OR UNDER THE COLLATERAL DOCUMENTS, AND AGREE THAT ANY LITIGATION BETWEEN THE PARTIES CONCERNING THIS AGREEMENT AND THE COLLATERAL DOCUMENTS SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY. BORROWER AND GUARANTOR HEREBY CONFIRM TO HCA THAT THEY HAVE REVIEWED THE EFFECT OF THIS WAIVER OF JURY TRIAL WITH COMPETENT LEGAL COUNSEL OF THEIR CHOICE, OR HAVE BEEN AFFORDED THE OPPORTUNITY TO DO SO, PRIOR TO SIGNING THIS AGREEMENT AND THE COLLATERAL DOCUMENTS AND EACH ACKNOWLEDGE AND AGREE THAT HCA IS RELYING UPON THIS WAIVER IN EXTENDING THE LOAN TO BORROWER.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first appearing above.

HCA:		BORROWER:

HITACHI CAPITAL AMERICA CORP.		BOXLIGHT INC.,
a Delaware corporation		a Washington corporation

By:		By:
	Tobin G. Dahm		Henry F. Nance
Its:	Senior Vice President	Its:	President

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STATE OF _____________

COUNTY OF _____________

I HEREBY CERTIFY that on ____day of July, 2016 before me, an officer duly qualified to take acknowledgments, personally appeared Henry F. Nance, as President of Boxlight Inc., to me known to be the person described in and who executed the foregoing instrument and acknowledged before me that he executed the same.

Notary Public, State of _____________________
My Commission Expires:

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AGREEMENT OF GUARANTOR

By executing this Agreement Guarantor: (1) acknowledges and agrees that the Guarantor has completely read and understands this Agreement; (2) consents to all of the provisions of this Agreement relating to Borrower; (3) acknowledges and agrees that the Guaranty executed and delivered by the undersigned shall continue in full force and effect; (4) acknowledges receipt of good and lawful consideration for the execution of the guaranty agreement; (5) agrees promptly to furnish the financial statements and information required by this Agreement; (6) agrees to all of those portions of this Agreement which apply to Guarantor; (7) acknowledges and agrees that this Agreement has been freely executed without duress and after an opportunity was provided to Guarantor for review of this Agreement and the guaranty agreement by competent legal counsel of Guarantor’s choice; and (8) acknowledges that HCA has provided Guarantor with a copy of this Agreement, the guaranty agreement and the other Collateral Documents.

GUARANTOR:

Name: J. Mark Elliott

STATE OF _____________

COUNTY OF _____________

I HEREBY CERTIFY that on ____day of July, 2016 before me, an officer duly qualified to take acknowledgments, personally appeared J. Mark Elliott, to me known to be the person described in and who executed the foregoing instrument and acknowledged before me that he executed the same.

Notary Public, State of _____________________

My Commission Expires:

Name: Sheri L. Lofgren

STATE OF _____________

COUNTY OF _____________

I HEREBY CERTIFY that on ____day of July, 2016 before me, an officer duly qualified to take acknowledgments, personally appeared Sheri L. Lofgren, to me known to be the person described in and who executed the foregoing instrument and acknowledged before me that he executed the same.

Notary Public, State of _____________________

My Commission Expires:

[SIGNATURES CONTINUED ON THE NEXT PAGE]

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[SIGNATURES CONTINUED FROM THE PREVIOUS PAGE]

Name: Henry F. Nance

STATE OF _____________

COUNTY OF _____________

I HEREBY CERTIFY that on ____day of July, 2016 before me, an officer duly qualified to take acknowledgments, personally appeared Henry F. Nance, to me known to be the person described in and who executed the foregoing instrument and acknowledged before me that he executed the same.

Notary Public, State of _____________________

My Commission Expires:

Boxlight Corporation

By:
J. Mark Elliott
Its:	President

STATE OF ________________

COUNTY OF _____________

I HEREBY CERTIFY that on ____day of July, 2016 before me, an officer duly qualified to take acknowledgments, personally appeared J. Mark Elliott, as President of Boxlight Corporation, to me known to be the person described in and who executed the foregoing instrument and acknowledged before me that he executed the same.

Notary Public, State of _____________________

My Commission Expires:

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EXHIBIT A

PERMITTED ENCUMBRANCES

The following financing statements as reflected in the U.C.C. lien search(es) certified by the Washington Department of Licensing as of June 16, 2016, without, increase, amendment, modification, extension or refinancing:

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EXHIBIT A

SCHEDULE OF INVOICES

COMPANY NAME: Boxlight Inc.

Invoices Offered for ADVANCE (Schedules submitted by 12:00 p.m. are generally processed that day. Schedules received after 12:00 p.m. may not be advanced until the next business day):

Debtor	Invoice Totals	Invoice Numbers	Adv Date (1)

Total of Invoices:	$_________________________

(1) Optional for Client Use: Use the Advance Date column after you receive your advance to track advances

ADVANCE:

Boxlight Inc. (“Company”) hereby requests advance on the following accounts by HCA, according to the terms and conditions set forth in the Loan and Security Agreement (“Agreement”) previously executed between Company and HCA. The account debtors named above are currently indebted to Company in the amounts set forth above for goods already sold, shipped, and delivered or for services already rendered.

The undersigned hereby reaffirms and warrants all warranties under the Agreement applicable to such accounts receivable and account debtors. In the event of any breach of any such warranty, HCA shall have such rights as are provided in the Agreement.

The undersigned, on behalf of Company and certifies that the above accounts are valid, unconditional bona fide obligations presently due and owing Company, are not past due, and are not the subject of any security agreement, financing statement or dispute. The undersigned has read and understands the Loan and Security Agreement to which this document is an attachment to and a part of and certifies that the representations, warranties, and covenants therein are satisfied.

By:
	Signature	Print Name and Title	Date

Any funds due us should be sent to our account as follows (mark only one):

[ ]	via WIRE, at a cost of $25 (funds transferred same day as advanced, approx mid to late afternoon)

[ ]	via ACH, at no charge (funds usually available in your account the next business day from advance)

(IF NEITHER BOX IS CHECKED, FUNDS WILL BE SENT VIA ACH)

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EXHIBIT B

Borrowing Cert #
Date

Borrowing Availability		Availability Re-Cap and Loan Balance

Inventory		Borrowing Availability

Beginning Balance Inventory		Available to Borrow on Inventory	$ -

Plus: Additions		Total Line Maximum

Less: Product Shipped Out		Loan Balance

Plus/Minus other adjustments		Beginning Inventory Loan Balance

Ending Balance Inventory	$
		Less: Pay downs	$ -
Less: Ineligibles
		Plus Requested Loan Advance	$ -
Eligible Inventory	$
		Ending Inventory Loan Balance	$ -
Advance Rate on Inventory	50%

Available to Borrow on Inventory	$ -

Sub Cap on inventory to available accounts

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SCHEDULE 1.5(f)

Commercial Tort Claims

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